Exhibit 10.6

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made as of November 1, 2003, by and between JOSEPH V. FISHER TWO, L.L.C., a Florida limited liability company (“Landlord”), and MASCO CONTRACTOR SERVICES CENTRAL, INC., a Florida corporation (“Tenant”).

Recitals

This Amendment is based upon the following recitals, which are incorporated into and shall form a part of this Amendment:

A.                                    Landlord and Tenant are parties to a Lease Agreement dated as of July 11, 2003 (the “Lease”), relating to certain premises located at 260 Jimmy Ann Drive, Daytona Beach, Florida (as more particularly described in the Lease, the “Premises”).

B.                                    Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Amendment.

For good and valuable consideration, the receipt and adequacy of which are acknowledged, Landlord and Tenant agree as follows:

1.                                      Pursuant to Section 3.2 of the Lease, (a) Landlord has paid a total of $500,000.00 toward the cost of the Tenant Improvements provided for in Section 1.2 of the Lease, and (b) Tenant shall repay to Landlord, as Additional Base Rent, the principal sum of $385,000.00, amortized over the initial Term of the Lease (excluding the Extended Terms) with six percent (6%) interest thereon per annum, in equal monthly installments of $7,044.27 over the initial Term of the Lease (excluding the Extended Terms).

2.                                      Capitalized terms used but not defined in this Amendment shall have the meanings given to those terms in the Lease. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns. Landlord and Tenant each represents and warrants that this Amendment has been executed by persons who are duly authorized to execute this Amendment on behalf of Landlord and Tenant, respectively.

3.                                      Landlord and Tenant ratify and affirm the Lease, as amended by this Amendment, and agree that the Lease, as so amended, shall continue in full force and effect.

4.                                      This Amendment may be executed by the exchange of facsimile signature pages (with hard copy originals to follow by next business day delivery service) and in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Landlord and Tenant have executed this First Amendment to Lease Agreement as of the date first written above.

Landlord:		Tenant:
JOSEPH V. FISHER TWO, L.L.C.,		MASCO CONTRACTOR SERVICES
a Florida limited liability company		CENTRAL, INC., a Florida corporation

By:	/s/ Joseph V. Fisher	By:	/s/ David A. Doran
Name:	Joseph V. Fisher	Name:	David A. Doran
Its:	Manager	Its:	Vice President